UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 1, 2013

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 7.01.                                        Regulation FD Disclosure

On October 1, 2013, Bridge Bancorp, Inc. (the “Company”), the parent company of Bridgehampton National Bank, issued a press release announcing the commencement of an underwritten public offering of approximately $25 million of its common stock (the “Offering”).  The underwriters have been granted a 30-day option to purchase up to an additional 15% of the shares sold.  A copy of the Company’s press release dated October 1, 2013 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Except as provided below as to Exhibit 99.2, the information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.  Exhibit 99.2 is specifically intended to be “filed” for purposes of incorporation into the Company’s prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on October 1, 2013 and into any final prospectus supplement filed by the Company pursuant to Rule 424(b) in connection with the Offering.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 1, 2013.

99.2

Investor Presentation dated October 1, 2013. (This Exhibit 99.2 is being “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will be incorporated by reference into the Company’s prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on October 1, 2013 and into any final prospectus supplement filed by the Company pursuant to Rule 424(b) in connection with the Offering.)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated:  October 1, 2013

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